Exhibit 99.1

IMMEDIATE

Dana Incorporated Reports 2023 Record Sales and Profit Growth of 21 Percent,

Including Margin Improvement of 110 Basis Points;

Company Increases New Business Sales Backlog to Record $950 Million

Full-year Results

•	Sales of $10.6 billion, an increase of $0.4 billion or 4 percent over last year

•	Net income of $38 million, compared with a net loss of $242 million in 2022

•	Adjusted EBITDA of $845 million, an increase of $145 million over last year

•	Adjusted EBITDA margin of 8 percent, a 110-basis-point improvement compared with 2022

•	Operating cash flow of $476 million

•	Record three-year new business sales backlog of $950 million, a $50 million increase over prior backlog

•	2024 guidance of approximately 3 percent increase in sales, 10 percent increase in adjusted EBITDA, $75 million increase in free cash flow

MAUMEE, Ohio, Feb. 20, 2024 – Dana Incorporated (NYSE: DAN) today announced financial results for the fourth quarter and full-year 2023.

“With record sales reaching $10.6 billion for 2023, Dana continues its strong trajectory built on our balanced approach of supplying both conventional and clean-energy solutions to nearly every vehicle manufacturer around the globe. The Dana team successfully launched a company-record number of programs across all markets we serve, while delivering substantial profit conversion on our growth,” said James Kamsickas, chairman and chief executive officer.

“We are building on this strong momentum, as we expect to further expand sales and profit margin into 2024. Our record three-year new business backlog has grown to $950 million, marking the seventh consecutive year we have recorded an increase. This reflects our team’s relentless commitment to being a leading supplier to the world’s top vehicle manufacturers for internal combustion, hybrid, and electric vehicles.”

Fourth-quarter 2023 Financial Results

Sales for the fourth quarter of 2023 totaled $2.5 billion, compared with $2.6 billion in the same period of 2022. Lower sales in 2023 were driven by the impact of the UAW strike on our Light Vehicle Driveline segment, which was partially offset by cost-recovery actions and conversion of the sales backlog.

Adjusted EBITDA for the fourth quarter of 2023 was $156 million, compared with $176 million for the same period in 2022. Strong efficiency improvements partially offset the margin impact of the UAW strike and higher spending on development for electric-vehicle products.

The net loss attributable to Dana was $39 million, or $0.27 per share, compared with a net loss of $179 million, or $1.25 per share, in the fourth quarter of 2022 due primarily to the impact of the UAW strike, lower earnings from equity-method affiliates, and the devaluation of the Argentine peso. The loss in 2022 resulted primarily from the recording of non-cash tax valuation allowances.

The adjusted net loss attributable to Dana was $11 million, or $0.08 per share, for the fourth quarter of 2023, compared with an adjusted net loss of $15 million or $0.10 earnings per share in 2022. Operating cash flow in the fourth quarter of 2023 was $278 million, compared with $342 million in the same period of 2022. Free cash flow was $136 million, compared with $202 million in the fourth quarter of 2022. The decrease was driven by higher working capital requirements.

Full-year 2023 Financial Results

Sales for 2023 were $10.6 billion, compared with $10.2 billion in 2022. The increase of $399 million resulted from improved overall market demand and conversion of the sales backlog, combined with pricing actions and cost recoveries partially offset by the UAW strike.

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Adjusted EBITDA for 2023 was $845 million, compared with $700 million in 2022 driven by refreshed and new programs, efficiency improvement actions, and more stable customer order patterns.

The net income attributable to Dana for 2023 was $38 million or $0.26 per share, compared with a net loss of $242 million or a loss of $1.69 per share in 2022. The loss in 2022 resulted from a one-time non-cash goodwill impairment charge and from non-cash tax valuation allowances.

Adjusted net income attributable to Dana was $122 million and diluted adjusted earnings per share were $0.84 in 2023, compared with an adjusted net income of $54 million and $0.37 per share in 2022.

The company reported operating cash flow of $476 million in 2023. Free cash flow was a use of $25 million, compared with free cash flow of $209 million in 2022. Cash flow use this year was driven by increased working capital requirements and higher capital spending partially offset by higher operating earnings.

“Finishing 2023 with strong results has set the stage for continued profitable growth,” said Timothy Kraus, Dana senior vice president and chief financial officer. “In 2024, we expect another record sales year, further improved margins, and higher free cash flow as we leverage the improved cross-company efficiencies and begin to benefit from the record number of new and refreshed vehicle programs.”

2024 Financial Targets

•	Sales of $10.65 to $11.15 billion;

•	Adjusted EBITDA of $875 to $975 million, an implied adjusted EBITDA margin of approximately 8.5 percent at the midpoint of the range;

•	Operating cash flow of approximately $475 to $525 million; and

•	Free cash flow of $25 to $75 million;

•	Diluted EPS of $0.35 to $0.85.

Dana to Host Conference Call at 10 a.m. Tuesday, Feb. 20

Dana will discuss its fourth-quarter and full-year results in a conference call at 10 a.m. EST on Tuesday, Feb. 20. The conference call can be accessed by telephone from both domestic and international locations using the information provided below:

Conference ID: 9943139

Participant Toll-Free Dial-In Number: 1 (888) 440-5873

Participant Toll Dial-In Number: 1 (646) 960-0319

Audio streaming and slides will be available online via a link provided on the Dana investor website:

www.dana.com/investors. Phone registration will be available beginning at 9:30 a.m. EST.

A webcast replay can be accessed via Dana’s investor website following the call.

Non-GAAP Financial Information

Adjusted EBITDA is a non-GAAP financial measure which we have defined as net income (loss) before interest, income taxes, depreciation, amortization, equity grant expense, restructuring expense, non-service cost components of pension and other postretirement benefit costs and other adjustments not related to our core operations (gain/loss on debt extinguishment, pension settlements, divestitures, impairment, etc.). Adjusted EBITDA is a measure of our ability to maintain and continue to invest in our operations and provide shareholder returns. We use adjusted EBITDA in assessing the effectiveness of our business strategies, evaluating and pricing potential acquisitions and as a factor in making incentive compensation decisions. In addition to its use by management, we also believe adjusted EBITDA is a measure widely used by securities analysts, investors and others to evaluate financial performance of our company relative to other Tier 1 automotive suppliers. Adjusted EBITDA should not be considered a substitute for earnings (loss) before income taxes, net income (loss) or other results reported in accordance with GAAP. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

Adjusted net income (loss) attributable to the parent company is a non-GAAP financial measure which we have defined as net income (loss) attributable to the parent company, excluding any discrete income tax items, restructuring charges, amortization expense and other adjustments not related to our core operations

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(as used in adjusted EBITDA), net of any associated income tax effects. This measure is considered useful for purposes of providing investors, analysts and other interested parties with an indicator of ongoing financial performance that provides enhanced comparability to net income attributable to the parent company reported by other companies. Adjusted net income (loss) attributable to the parent company is neither intended to represent nor be an alternative measure to net income (loss) attributable to the parent company reported in accordance with GAAP.

Diluted adjusted EPS is a non-GAAP financial measure which we have defined as adjusted net income (loss) attributable to the parent company divided by adjusted diluted shares. We define adjusted diluted shares as diluted shares as determined in accordance with GAAP based on adjusted net income (loss) attributable to the parent company. This measure is considered useful for purposes of providing investors, analysts and other interested parties with an indicator of ongoing financial performance that provides enhanced comparability to EPS reported by other companies. Diluted adjusted EPS is neither intended to represent nor be an alternative measure to diluted EPS reported in accordance with GAAP.

Free cash flow is a non-GAAP financial measure which we have defined as net cash provided by (used in) operating activities less purchases of property, plant and equipment. We believe free cash flow is useful to investors in evaluating the operational cash flow of the company inclusive of the spending required to maintain the operations. Free cash flow is not intended to represent nor be an alternative to the measure of net cash provided by (used in) operating activities reported in accordance with GAAP. Free cash flow may not be comparable to similarly titled measures reported by other companies.

The accompanying financial information provides reconciliations of adjusted EBITDA, diluted adjusted EPS and free cash flow to the most directly comparable financial measures calculated and presented in accordance with GAAP. We have not provided a reconciliation of our adjusted EBITDA and diluted adjusted EPS outlook to the most comparable GAAP measures of net income (loss) and diluted EPS. Providing net income (loss) and diluted EPS guidance is potentially misleading and not practical given the difficulty of projecting event driven transactional and other non-core operating items that are included in net income (loss) and diluted EPS, including restructuring actions, asset impairments and certain income tax adjustments. The accompanying reconciliations of these non-GAAP measures with the most comparable GAAP measures for the historical periods presented are indicative of the reconciliations that will be prepared upon completion of the periods covered by the non-GAAP guidance.

Forward-Looking Statements

Certain statements and projections contained in this news release are, by their nature, forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates, and projections about our industry and business, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” and similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties, and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

Dana’s Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss important risk factors that could affect our business, results of operations and financial condition. The forward-looking statements in this news release speak only as of this date. Dana does not undertake any obligation to revise or update publicly any forward-looking statement for any reason.

About Dana Incorporated

Dana is a leader in the design and manufacture of highly efficient propulsion and energy-management solutions that power vehicles and machines in all mobility markets across the globe. The company is shaping sustainable progress through its conventional and clean-energy solutions that support nearly every vehicle manufacturer with drive and motion systems; electrodynamic technologies, including software and controls; and thermal, sealing, and digital solutions.

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Based in Maumee, Ohio, USA, the company reported sales of $10.6 billion in 2023 with 42,000 people in 31 countries across six continents. With a history dating to 1904, Dana was named among the “World’s Most Ethical Companies” for 2023 by Ethisphere and as one of “America’s Most Responsible Companies 2023” by Newsweek. The company is driven by a high-performance culture that focuses on valuing others, inspiring innovation, growing responsibly, and winning together, earning it global recognition as a top employer. Learn more at dana.com.

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Contact:	Craig Barber
+1-419-887-5166
craig.barber@dana.com

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DANA INCORPORATED

Consolidated Statement of Operations (Unaudited)

For the Three Months Ended December 31, 2023 and 2022

(In millions, except per share amounts)	Three Months Ended December 31,
	2023	2022
Net sales	$2,494	$2,555
Costs and expenses
Cost of sales	2,330	2,375
Selling, general and administrative expenses	139	121
Amortization of intangibles	3	4
Restructuring charges, net	4
Other income (expense), net	(7)	7

Earnings before interest and income taxes	11	62
Interest income	3	5
Interest expense	40	33

Earnings (loss) before income taxes	(26)	34
Income tax expense	3	217
Equity in earnings (loss) of affiliates	(15)	5

Net loss	(44)	(178)
Less: Noncontrolling interests net income	5	4
Less: Redeemable noncontrolling interests net loss	(10)	(3)

Net loss attributable to the parent company	$(39)	$(179)

Net loss per share available to common stockholders
Basic	$(0.27)	$(1.25)
Diluted	$(0.27)	$(1.25)
Weighted-average shares outstanding - Basic	144.5	143.4
Weighted-average shares outstanding - Diluted	144.5	143.4

DANA INCORPORATED

Consolidated Statement of Operations

For the Year Ended December 31, 2023 and 2022

(In millions, except per share amounts)	Year Ended December 31,
	2023	2022
Net sales	$10,555	$10,156
Costs and expenses
Cost of sales	9,655	9,393
Selling, general and administrative expenses	549	495
Amortization of intangibles	13	14
Restructuring charges, net	25	(1)
Impairment of goodwill		(191)
Other income (expense), net	3	22

Earnings before interest and income taxes	316	86
Loss on extinguishment of debt	(1)
Interest income	17	11
Interest expense	154	128

Earnings (loss) before income taxes	178	(31)
Income tax expense	121	284
Equity in earnings (loss) of affiliates	(9)	4

Net income (loss)	48	(311)
Less: Noncontrolling interests net income	22	15
Less: Redeemable noncontrolling interests net loss	(12)	(84)

Net income (loss) attributable to the parent company	$38	$(242)

Net income (loss) per share available to common stockholders
Basic	$0.26	$(1.69)
Diluted	$0.26	$(1.69)
Weighted-average shares outstanding - Basic	144.4	143.6
Weighted-average shares outstanding - Diluted	144.6	143.6

DANA INCORPORATED

Consolidated Statement of Comprehensive Income (Unaudited)

For the Three Months Ended December 31, 2023 and 2022

(In millions)	Three Months Ended December 31,
	2023	2022
Net loss	$(44)	$(178)
Other comprehensive income (loss), net of tax:
Currency translation adjustments	36	32
Hedging gains and losses	2	19
Defined benefit plans	(16)	48

Other comprehensive income	22	99

Total comprehensive loss	(22)	(79)
Less: Comprehensive income attributable to noncontrolling interests	(6)	(4)
Less: Comprehensive (income) loss attributable to redeemable noncontrolling interests	6	(2)

Comprehensive loss attributable to the parent company	$(22)	$(85)

DANA INCORPORATED

Consolidated Statement of Comprehensive Income

For the Year Ended December 31, 2023 and 2022

(In millions)	Year Ended December 31,
	2023	2022
Net income (loss)	$48	$(311)
Other comprehensive income (loss), net of tax:
Currency translation adjustments	30	(102)
Hedging gains and losses	(1)	17
Defined benefit plans	(16)	53

Other comprehensive income (loss)	13	(32)

Total comprehensive income (loss)	61	(343)
Less: Comprehensive income attributable to noncontrolling interests	(22)	(10)
Less: Comprehensive loss attributable to redeemable noncontrolling interests	10	95

Comprehensive income (loss) attributable to the parent company	$49	$(258)

DANA INCORPORATED

Consolidated Balance Sheet

As of December 31, 2023 and December 31, 2022

(In millions, except share and per share amounts)	December 31, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$529	$425
Accounts receivable
Trade, less allowance for doubtful accounts of $16 in 2023 and $11 in 2022	1,371	1,374
Other	280	202
Inventories	1,676	1,609
Other current assets	247	219

Total current assets	4,103	3,829
Goodwill	263	259
Intangibles	182	201
Deferred tax assets	516	397
Other noncurrent assets	140	123
Investments in affiliates	123	136
Operating lease assets	327	311
Property, plant and equipment, net	2,311	2,193

Total assets	$7,965	$7,449

Liabilities, redeemable noncontrolling interests and equity
Current liabilities
Short-term debt	$22	$52
Current portion of long-term debt	35	8
Accounts payable	1,756	1,838
Accrued payroll and employee benefits	288	214
Taxes on income	86	54
Current portion of operating lease liabilities	42	36
Other accrued liabilities	373	277

Total current liabilities	2,602	2,479
Long-term debt, less debt issuance costs of $24 in 2023 and $22 in 2022	2,598	2,348
Noncurrent operating lease liabilities	284	277
Pension and postretirement obligations	334	298
Other noncurrent liabilities	319	249

Total liabilities	6,137	5,651

Commitments and contingencies
Redeemable noncontrolling interests	191	195
Parent company stockholders’ equity
Preferred stock, 50,000,000 shares authorized, $0.01 par value, no shares outstanding	—	—
Common stock, 450,000,000 shares authorized, $0.01 par value, 144,386,484 and 143,366,482 shares outstanding	2	2
Additional paid-in capital	2,255	2,229
Retained earnings	317	321
Treasury stock, at cost (474,981 and zero shares)	(9)	—
Accumulated other comprehensive loss	(990)	(1,001)

Total parent company stockholders’ equity	1,575	1,551
Noncontrolling interests	62	52

Total equity	1,637	1,603

Total liabilities, redeemable noncontrolling interests and equity	$7,965	$7,449

DANA INCORPORATED

Consolidated Statement of Cash Flows (Unaudited)

For the Three Months Ended December 31, 2023 and 2022

(In millions)	Three Months Ended December 31,
	2023	2022
Operating activities
Net loss	$(44)	$(178)
Depreciation	106	95
Amortization	6	6
Amortization of deferred financing charges	1	1
Earnings of affiliates, net of dividends received	15	(6)
Stock compensation expense	7	6
Deferred income taxes	(58)	209
Pension expense, net	(1)	(1)
Change in working capital	239	220
Change in other noncurrent assets and liabilities	11	3
Other, net	(4)	(13)

Net cash provided by operating activities	278	342

Investing activities
Purchases of property, plant and equipment	(142)	(140)
Proceeds from sale of property, plant and equipment	2	3
Proceeds from sales of marketable securities		12
Settlements of undesignated derivatives	(3)	(2)
Other, net	(2)	(2)

Net cash used in investing activities	(145)	(129)

Financing activities
Net change in short-term debt	(15)	(179)
Repayment of long-term debt	(2)	(5)
Dividends paid to common stockholders	(15)	(15)
Distributions to noncontrolling interests		(1)
Contributions from redeemable noncontrolling interests	4	21
Other, net	(1)	(1)

Net cash used in financing activities	(29)	(180)

Net increase in cash, cash equivalents and restricted cash	104	33
Cash, cash equivalents and restricted cash - beginning of period	440	390
Effect of exchange rate changes on cash balances	19	19

Cash, cash equivalents and restricted cash - end of period	$563	$442

DANA INCORPORATED

Consolidated Statement of Cash Flows

For the Year Ended December 31, 2023 and 2022

(In millions)	Year Ended December 31,
	2023	2022
Operating activities
Net income (loss)	$48	$(311)
Depreciation	393	365
Amortization	23	23
Amortization of deferred financing charges	5	5
Write-off of deferred financing costs	1
Earnings of affiliates, net of dividends received	11	23
Stock compensation expense	26	19
Deferred income taxes	(104)	153
Pension expense, net	3	(1)
Impairment of goodwill		191
Change in working capital	70	199
Change in other noncurrent assets and liabilities	11	9
Other, net	(11)	(26)

Net cash provided by operating activities	476	649

Investing activities
Purchases of property, plant and equipment	(501)	(440)
Proceeds from sale of property, plant and equipment	2	3
Acquisition of business, net of cash acquired		(1)
Purchases of marketable securities		(15)
Proceeds from sales of marketable securities		30
Settlements of undesignated derivatives	(13)	(8)
Other, net	(16)	5

Net cash used in investing activities	(528)	(426)

Financing activities
Net change in short-term debt	(30)	33
Proceeds from long-term debt	458	2
Repayment of long-term debt	(209)	(24)
Deferred financing payments	(9)
Dividends paid to common stockholders	(58)	(58)
Repurchases of common stock		(25)
Distributions to noncontrolling interests	(10)	(9)
Contributions from redeemable noncontrolling interests	22	51
Payments to acquire noncontrolling interests		(4)
Other, net	(4)	(8)

Net cash provided by (used in) financing activities	160	(42)

Net increase in cash, cash equivalents and restricted cash	108	181
Cash, cash equivalents and restricted cash - beginning of period	442	287
Effect of exchange rate changes on cash balances	13	(26)

Cash, cash equivalents and restricted cash - end of period	$563	$442

DANA INCORPORATED

Reconciliation of Net Cash Provided By Operating Activities to Free Cash Flow (Unaudited)

(In millions)	Three Months Ended December 31,
	2023	2022
Net cash provided by operating activities	$278	$342
Purchases of property, plant and equipment	(142)	(140)

Free cash flow	$136	$202

	Year Ended December 31,
	2023	2022
Net cash provided by operating activities	$476	$649
Purchases of property, plant and equipment	(501)	(440)

Free cash flow	$(25)	$209

DANA INCORPORATED

Segment Sales and Segment EBITDA (Unaudited)

For the Three Months Ended December 31, 2023 and 2022

(In millions)	Three Months Ended December 31,
	2023	2022
Sales
Light Vehicle	$923	$1,030
Commercial Vehicle	509	504
Off-Highway	762	740
Power Technologies	300	281

Total Sales	$2,494	$2,555

Segment EBITDA
Light Vehicle	$22	$34
Commercial Vehicle	13	5
Off-Highway	106	113
Power Technologies	19	23
Total Segment EBITDA	160	175
Corporate expense and other items, net	(4)	1

Adjusted EBITDA	$156	$176

DANA INCORPORATED

Segment Sales and Segment EBITDA

For the Year Ended December 31, 2023 and 2022

(In millions)	Year Ended December 31,
	2023	2022
Sales
Light Vehicle	$4,035	$4,090
Commercial Vehicle	2,092	1,979
Off-Highway	3,185	2,946
Power Technologies	1,243	1,141

Total Sales	$10,555	$10,156

Segment EBITDA
Light Vehicle	$212	$158
Commercial Vehicle	87	43
Off-Highway	465	404
Power Technologies	89	94
Total Segment EBITDA	853	699
Corporate expense and other items, net	(8)	1

Adjusted EBITDA	$845	$700

DANA INCORPORATED

Reconciliation of Segment and Adjusted EBITDA to Net Loss (Unaudited)

For the Three Months Ended December 31, 2023 and 2022

(In millions)	Three Months Ended December 31,
	2023	2022
Segment EBITDA	$160	$175
Corporate expense and other items, net	(4)	1

Adjusted EBITDA	156	176
Depreciation	(106)	(95)
Amortization	(6)	(6)
Non-service cost components of pension and OPEB costs	(3)	(4)
Restructuring charges, net	(4)
Stock compensation expense	(7)	(6)
Strategic transaction expenses	(1)	(2)
Distressed supplier costs	(18)
Amounts attributable to previously divested/closed operations		(2)
Other items		1

Earnings before interest and income taxes	11	62
Interest income	3	5
Interest expense	40	33
Earnings (loss) before income taxes	(26)	34

Income tax expense	3	217
Equity in earnings (loss) of affiliates	(15)	5

Net loss	$(44)	$(178)

DANA INCORPORATED

Reconciliation of Segment and Adjusted EBITDA to Net Income (Loss)

For the Year Ended December 31, 2023 and 2022

(In millions)	Year Ended December 31,
	2023	2022
Segment EBITDA	$853	$699
Corporate expense and other items, net	(8)	1

Adjusted EBITDA	845	700
Depreciation	(393)	(365)
Amortization	(23)	(23)
Non-service cost components of pension and OPEB costs	(13)	(7)
Restructuring charges, net	(25)	1
Stock compensation expense	(26)	(19)
Strategic transaction expenses	(5)	(8)
Distressed supplier costs	(44)
Amounts attributable to previously divested/closed operations		(2)
Impairment of goodwill		(191)

Earnings before interest and income taxes	316	86
Loss on extinguishment of debt	(1)
Interest income	17	11
Interest expense	154	128

Earnings (loss) before income taxes	178	(31)
Income tax expense	121	284
Equity in earnings (loss) of affiliates	(9)	4

Net income (loss)	$48	$(311)

DANA INCORPORATED

Reconciliation of Net Loss Attributable to the Parent Company to Adjusted Net Loss Attributable to the Parent Company and Diluted Adjusted EPS (Unaudited)

For the Three Months Ended December 31, 2023 and 2022

(In millions, except per share amounts)	Three Months Ended December 31,
	2023	2022
Net loss attributable to the parent company	$(39)	$(179)
Items impacting loss before income taxes:
Amortization	5	5
Restructuring charges, net	3
Strategic transaction expenses	1
Distressed supplier costs	18
Other items	(1)	2
Items impacting income taxes:
Net income tax benefit on items above	6	2
Income tax expense (benefit) attributable to various discrete tax matters	(4)	155

Adjusted net loss attributable to the parent company	$(11)	$(15)

Diluted shares - as reported	144.5	143.4
Adjusted diluted shares	144.5	143.4
Diluted adjusted EPS	$(0.08)	$(0.10)

DANA INCORPORATED

Reconciliation of Net Income (Loss) Attributable to the Parent Company to Adjusted Net Income Attributable to the Parent Company and Diluted Adjusted EPS (Unaudited)

For the Year Ended December 31, 2023 and 2022

(In millions, except per share amounts)	Year Ended December 31,
	2023	2022
Net income (loss) attributable to the parent company	$38	$(242)
Items impacting income (loss) before income taxes:
Amortization	20	20
Restructuring charges, net	24	(1)
Strategic transaction expenses	5	8
Distressed supplier costs	44
Impairment of goodwill		118
Other items	1	2
Items impacting income taxes:
Net income tax expense on items above	(20)	(8)
Income tax expense attributable to various discrete tax matters	10	157

Adjusted net income attributable to the parent company	$122	$54

Diluted shares - as reported	144.6	143.6
Adjusted diluted shares	144.6	144.3
Diluted adjusted EPS	$0.84	$0.37

February 20, 2024 2023 Fourth-quarter & Full-year Earnings Conference Call

Safe Harbor Statement Certain statements and projections contained in this presentation are, by their nature, forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates and projections about our industry and business, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. Dana’s Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss important risk factors that could affect our business, results of operations and financial condition. The forward-looking statements in this presentation speak only as of this date. Dana does not undertake any obligation to revise or update publicly any forward-looking statement for any reason.

Agenda Craig Barber Senior Director, Investor Relations and Corporate Communications Introduction James Kamsickas Chairman and Chief Executive Officer Business Review Timothy Kraus Senior Vice President and Chief Financial Officer Financial Review

Business Results and Outlook Successful Execution of Company-wide Transformation Leading to Profitable Growth 2023 Highlights 2023 Results 2024 Outlook sales $10.6 billion $399M from prior year adjusted EBITDA $845 million $145M from prior year free cash flow $(25) million $234M from prior year Sales growth up 4% vs. 2022 Record annual sales 81% increase since 2016 Profit growth up 20% vs. 2022 Converted over 40% on incremental sales Roll-on business and efficiency gains Significant investment: > 100 new program launches Upgraded manufacturing capabilities Complete in-house EV product portfolio Strong momentum into 2024… Increased sales, profit, and FCF Improved operating environment Improved market Gaining market share Improved pricing Partially offset by lower volume in CV & OH Record sales backlog 3-year net new business of $950M $50M higher than prior backlog Balanced growth: energy-source agnostic Product: ICE & EV Mobility markets Geography Customers See appendix for comments regarding the presentation of non-GAAP measures

2024 Operating Environment Cost inflation moderating Labor costs increasing Monitoring ocean freight Pricing and cost-reduction actions muting inflation impact Net commodities expected to be sales and profit headwind Steel prices expected to be mostly flat in 2024 with lower volatility Commodity recoveries reversing as input costs decline Slight margin headwinds from foreign currency Improved customer production stability Continued efficiency improvements Launch costs lower than last year Refreshed Programs, New Business Backlog, and Efficiency Improvements Driving Profitable Growth Supply Chain & Currency Operational Impacts Cost Inflation

2024 Market Outlook North America South America Impact +$135M Asia Pacific Europe Off-Highway Light Vehicle Commercial Vehicle >+2% Primary Third-Party Sources >-5% >-5% >-5% >+2% <-2% >+5% <-2% Full-frame Truck Medium Duty Heavy Duty Agriculture Construction & Material Handling Mining Above-market Growth Driven by Market Share Gains and Market Mix

2023 Launch Performance >100 Program Launches Record number of launches fully industrialized Outstanding customer satisfaction >$2.5B Includes many of our largest programs Successful Execution Company-wide One Dana Collaboration: a Key Enabler of Differentiated New Program Launch Execution Annualized Sales

2024-2026 Sales Backlog: $950 Million MOBILITY MARKET Note: $ in millions. Backlog includes booked incremental new business net of any lost replacement business = EV Program Record Three-year Backlog. Seventh Consecutive Year of Increased Sales Backlog Achieved Through Exceptional Customer Satisfaction and Technology Differentiation Global LV OEM On track to Achieve long-term sales target in 2025

Off-Highway: Hyster-Yale Warehousing Equipment New Market Expansion Utilizing Proven Dana Electric Propulsion Technology Electric Vertical Motor Drive Unit (MDU)

Commercial & Construction Equipment: Volvo EV Platforms Electric Motors

Commercial Vehicle: PACCAR, Traton, Volvo Market Share Gains

While…

- Navigating the most challenging industrial environment in decades
  - Supply-chain constraints
  - Labor shortages
  - OEM production volatility
- Launching >100 complex, high-volume vehicle platforms, i.e.
  - Ford Super Duty
  - Jeep Wrangler
  - GM Ultium

Over the past 12 months…

- Launched significant incremental driveline volume under compressed timing

Market Share Gains



DANA SPICER® Drivetrain Systems

Dana Commercial Vehicle results…

- Gaining and balancing market share across customers
- Achieved highest sales since 2011, or ~70% increase since 2016
- Positioned for increased sales in 2024


PACCAR
TRATON GROUP
VOLVO

Customer Satisfaction and Across Dana Execution Leading to Incremental Growth

© 2024 Dana

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Light Vehicle: Electrification New Business Win EXPANDED! Dana vertically integrated complete e-Propulsion system Leveraging Mechanical, Electric, and Thermal Scale Across Platforms and End Markets 4x content-per-vehicle compared to ICE NEW Electric SUV Added!

Drivers of Continued Profit Expansion

Profit Drivers

- Fixed-cost savings and asset utilization
- Reduced customer schedule volatility

- Refreshed, conquest, and new business growth
- Efficiency improvements

Highest relevance to profit expansion

- Inflation recovery
- Supply chain and product-design savings


Adjusted EBITDA Impact
~+$225M or ~+32%
+$145M
+21%
~+$80M
~+10%
$700M
$845M
~$925M
2022 Actual
2023 Actual
2024 Guidance

See appendix for comments regarding the presentation of non-GAAP measures

Company-wide Transformation Continues Drive Toward Long-term Profit Targets

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Financial Review

2023 Financial Results

- Lower sales in the fourth quarter driven by impact of UAW strike
- Full-year sales growth primarily due to increased demand in all our end-markets and recovery of cost inflation, partially offset by UAW strike
- Increased production efficiency, operational improvement actions, and more stable customer order patterns drove higher profitability
- 2022 net loss due to Q4 valuation allowance adjustment on U.S. tax assets and Q3 goodwill impairment charge
- Lower FCF driven by higher working capital requirements and higher capital spending

Changes from Prior Year

($ in millions, except EPS)	Q4 '23	Q4 '22	Change	FY '23	FY '22	Change
Sales	$ 2,494	$ 2,555	$ (61)	$ 10,555	$ 10,156	$ 399
Adjusted EBITDA	156	176	(20)	845	700	145
Margin	*6.3%*	*6.9%*	*(60) bps*	*8.0%*	*6.9%*	*110 bps*
EBIT	11	62	(51)	316	86	230
Interest Expense, Net	37	28	9	137	117	20
Income Tax Expense	3	217	(214)	121	284	(163)
Net Income (Loss) (attributable to Dana)	(39)	(179)	140	38	(242)	280
Diluted Adjusted EPS	$ (0.08)	$ (0.10)	$ 0.02	$ 0.84	$ 0.37	$ 0.47
Operating Cash Flow	278	342	(64)	476	649	(173)
Capital Spending	(142)	(140)	(2)	(501)	(440)	(61)
Free Cash Flow	136	202	(66)	(25)	209	(234)

See appendix for comments regarding the presentation of non-GAAP measures

Sales and Profit Improvement while Continuing to Build for Future Growth

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2023 Q4 Sales and Profit Changes

- Lower organic growth driven by UAW strike at key customers
- Company-wide efficiencies mostly offset strike profit impact
- Cost inflation offset by customer recoveries
- Translation of foreign currencies, primarily the strengthening euro, to U.S. dollar was a modest benefit to sales and profit
- Lower commodity costs resulting in lower sales recoveries; profit benefit of lower input costs offset by the timing of commodity cost true-ups with customers

Sales



$2,555M
($132)M
$34M
$45M
($8)M
$2,494M
2022
Traditional Organic
EV Organic
Currency
Commodities
2023

Adjusted EBITDA



$176M
($7)M
($14)M
$3M
($2)M
$156M
6.9% Margin
~10 bps
~(60) bps
~0 bps
~(10) bps
6.3% Margin
2022
Traditional Organic
EV Organic
Currency
Commodities
2023

See appendix for comments regarding the presentation of non-GAAP measures

Strike Drove Lower Sales, Company-wide Efficiencies Mostly Offset Profit Impact

© 2024 Dana

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2023 FY Sales and Profit Changes

- Organic growth driven by strong sales and pricing actions, partially offset by UAW strike impact
- Cost savings actions, improved efficiency, and customer recoveries more than offset cost inflation
- EV growth remains strong in core heavy-vehicle markets
- Lower spending on EV engineering and related program costs compared to 2022 drove a slight profit benefit
- Translation of foreign currencies to U.S. dollars, primarily the euro, rupee, and baht, was a headwind to sales, profit, and margin
- Lower commodity costs and moderating recoveries benefited margin



Sales
$10,156M
$228M
$182M
($9)M
($2)M
$10,555M
2022
Traditional Organic
EV Organic
Currency
Commodities
2023



Adjusted EBITDA
$700M
6.9% Margin
$100M
~80 bps
$8M
~(10) bps
($12)M
~(10) bps
$49M
~50 bps
$845M
8.0% Margin
2022
Traditional Organic
EV Organic
Currency
Commodities
2023

See appendix for comments regarding the presentation of non-GAAP measures

© 2024 Dana

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Profit Improvement from Refreshed and New Business Growth, Efficiencies, and Lower Commodities

2023 FY Free Cash Flow Higher profit offset by increased working capital requirements and higher capital spending Increased working capital requirements due to increased sales and higher launch cadence, and UAW strike Higher capital spending to support new business backlog, replacement business, and electrification programs 1 Includes costs associated with business acquisitions and divestitures and restructuring. 2 Changes in working capital relating to interest, taxes, restructuring, and transaction costs are included in those respective categories. See appendix for comments regarding the presentation of non-GAAP measures. Changes from Prior Year ($ in millions) 2023 2022 Change Adjusted EBITDA $ 845 $ 700 $145 One-time Costs1 (20) (16) (4) Interest, Net (116) (107) (9) Taxes (148) (132) (16) Working Capital / Other² (85) 204 (289) Capital Spending (501) (440) (61) Free Cash Flow $(25) $209 $(234) FCF Use Driven by Higher Working Capital Requirements and Capital Spending

2024 FY Financial Guide

- Sales growth driven by new business backlog, improved end-market demand, new/refreshed programs, and market share gains
- Company-wide efficiency improvements drive higher margins
- Free cash flow improvement driven by higher profit, improved working capital efficiency, and lower capital spending
- Free cash flow includes significant capital investment to support market growth and new business in ICE and EV

2024 Currency Assumptions
- Euro: 1.07/USD
- Rupee: 82.0/USD
- Real: 5.0/USD
- Baht: 36.0/USD

Guidance Ranges

	Range	Guidance	Change from Prior Year
Sales	±$250M	~$10,900M	+$345M
Adjusted EBITDA	±$50M	~$925M	+$80M
Implied Profit Margin		~8.2% - 8.7%	+50 bps
Free Cash Flow	±$25M	~$50M	+$75M
Diluted EPS	±$0.25	~$0.60	+$0.34

2024 EPS Assumptions Compared to 2023
- Depreciation & Amortization: Higher
- Net Interest Expense: Higher
- Tax Expense: Lower
- Noncontrolling Interests: Flat

See appendix for comments regarding the presentation of non-GAAP measures

Balanced End-market Demand Growth and Improved Operating Environment

© 2024 Dana

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2024 FY Sales and Profit Changes

- Organic growth driven by strong sales, pricing, and market share gains
- Strong conversion on organic growth due to improved efficiencies and cost savings actions
- Cost recovery actions expected to mostly offset inflation
- Continued investment in EV business offsetting profit contribution
- Translation of foreign currency expected to be a headwind to sales and profit
- Lower commodity costs driving lowering sales recoveries; profit impacted by commodity cost true-ups with customers as input commodities decline



Sales
$10,555M
~$240M
~$245M
~($70)M
~($70)M
~$10,900M
2023
Traditional Organic
EV Organic
Currency
Commodities
2024 Target



Adjusted EBITDA
$845M
8.0% Margin
~$135M
~110 bps
~($20)M
~(40) bps
~($10)M
~0 bps
~($25)M
~(20) bps
~$925M
8.5% Margin
2023
Traditional Organic
EV Organic
Currency
Commodities
2024 Target

See appendix for comments regarding the presentation of non-GAAP measures

Sales Growth with Improved Profit Driven by Company-wide Efficiencies and Cost Savings

© 2024 Dana

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2024 FY Free Cash Flow Higher profit and lower capital investment requirements Increase in net interest payments due to higher rates and payment timing due to refinancing More efficient use of working capital 1 Includes costs associated with business acquisitions and divestitures and restructuring. 2 Changes in working capital relating to interest, taxes, restructuring, and transaction costs are included in those respective categories. See appendix for comments regarding the presentation of non-GAAP measures. Changes from Prior Year ($ in millions) 2024 2023 Change Adjusted EBITDA $~925 $ 845 $~80 One-time Costs1 (40) (20) (20) Interest, Net (150) (116) (35) Taxes (160) (148) (10) Working Capital / Other² (75) (85) 10 Capital Spending (450) (501) 50 Free Cash Flow $~50 $(25) $~75 Positive Free Cash Flow Driven by Higher Profit and Lower Capital Spending

Appendix

2023 FY Sales and Profit Change by Segment See appendix for comments regarding the presentation of non-GAAP measures 10.3% 10.1% 6.3% 13.5% 11.9% Light Vehicle Drive Systems Commercial Vehicle Drive and Motion Systems Off-Highway Drive and Motion Systems Power Technologies Sales Adjusted EBITDA 10.3% 10.1% Sales Adjusted EBITDA 10.3% Sales Adjusted EBITDA 10.3% Sales Adjusted EBITDA 3.9% 5.3% 13.7% 14.6% 2.2% 4.2% 8.2% 7.2%

Segment Profiles CUSTOMER SALES REGIONAL SALES Light Vehicle Drive Systems Commercial Vehicle Drive and Motion Systems Off Highway Drive and Motion Systems Power Technologies Year to Date 12/31/2023 Year to Date 12/31/2023 Year to Date 12/31/2023 Year to Date 12/31/2023 * Includes sales to systems integrators for driveline products in Stellantis vehicles

Diluted Adjusted EPS

Segment Data

Segment Data Continued

Cash Flow

Non-GAAP Financial Information Adjusted EBITDA is a non-GAAP financial measure which we have defined as net income (loss) before interest, income taxes, depreciation, amortization, equity grant expense, restructuring expense, non-service cost components of pension and other postretirement benefit costs and other adjustments not related to our core operations (gain/loss on debt extinguishment, pension settlements, divestitures, impairment, etc.). Adjusted EBITDA is a measure of our ability to maintain and continue to invest in our operations and provide shareholder returns. We use adjusted EBITDA in assessing the effectiveness of our business strategies, evaluating and pricing potential acquisitions and as a factor in making incentive compensation decisions. In addition to its use by management, we also believe adjusted EBITDA is a measure widely used by securities analysts, investors and others to evaluate financial performance of our company relative to other Tier 1 automotive suppliers. Adjusted EBITDA should not be considered a substitute for earnings (loss) before income taxes, net income (loss) or other results reported in accordance with GAAP. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Adjusted net income (loss) attributable to the parent company is a non-GAAP financial measure which we have defined as net income (loss) attributable to the parent company, excluding any discrete income tax items, restructuring charges, amortization expense and other adjustments not related to our core operations (as used in adjusted EBITDA), net of any associated income tax effects. This measure is considered useful for purposes of providing investors, analysts and other interested parties with an indicator of ongoing financial performance that provides enhanced comparability to net income attributable to the parent company reported by other companies. Adjusted net income (loss) attributable to the parent company is neither intended to represent nor be an alternative measure to net income (loss) attributable to the parent company reported in accordance with GAAP. Diluted adjusted EPS is a non-GAAP financial measure which we have defined as adjusted net income (loss) attributable to the parent company divided by adjusted diluted shares. We define adjusted diluted shares as diluted shares as determined in accordance with GAAP based on adjusted net income (loss) attributable to the parent company. This measure is considered useful for purposes of providing investors, analysts and other interested parties with an indicator of ongoing financial performance that provides enhanced comparability to EPS reported by other companies. Diluted adjusted EPS is neither intended to represent nor be an alternative measure to diluted EPS reported in accordance with GAAP. Free cash flow is a non-GAAP financial measure which we have defined as net cash provided by (used in) operating activities less purchases of property, plant and equipment. We believe free cash flow is useful to investors in evaluating the operational cash flow of the company inclusive of the spending required to maintain the operations. Free cash flow is not intended to represent nor be an alternative to the measure of net cash provided by (used in) operating activities reported in accordance with GAAP. Free cash flow may not be comparable to similarly titled measures reported by other companies. The accompanying financial information provides reconciliations of adjusted EBITDA, diluted adjusted EPS and free cash flow to the most directly comparable financial measures calculated and presented in accordance with GAAP. We have not provided a reconciliation of our adjusted EBITDA and diluted adjusted EPS outlook to the most comparable GAAP measures of net income (loss) and diluted EPS. Providing net income (loss) and diluted EPS guidance is potentially misleading and not practical given the difficulty of projecting event driven transactional and other non-core operating items that are included in net income (loss) and diluted EPS, including restructuring actions, asset impairments and certain income tax adjustments. The accompanying reconciliations of these non-GAAP measures with the most comparable GAAP measures for the historical periods presented are indicative of the reconciliations that will be prepared upon completion of the periods covered by the non-GAAP guidance.